Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is dated as of April 28, 2016, by and among Dehaier Medical Systems Limited, a British Virgin Islands corporation, (the “Company”), and Hangzhou Liaison Interactive Information Technology Co., Ltd, a company organized under the laws of the People’s Republic of China (the “Buyer” and, together with the Company, the “Parties” and each, a “Party”).

WHEREAS:

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by (i) Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and (ii) (a) Rule 506 of Regulation D (“Regulation D”) and (b) Rule 903 of Regulation S (“Regulation S”), both as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 11,111,111 common shares of the Company, par value $0.002731 per share (the “Common Shares”), which will constitute approximately 60 percent (60%) of all of the Company’s outstanding Common Shares at the time of the Closing on a fully diluted basis (the “Shares”).

C. The Parties intend for all of the promises and obligations discussed herein to be subject to and contingent upon compliance with NASDAQ Stock Market Rules, and neither party intends for any issuance to occur in the absence of such compliance.

D. The board of directors of the Buyer has (i) approved the execution, delivery and performance by the Buyer of this Agreement and consummation of the transactions contemplated hereby and (ii) declared it advisable for the Buyer to enter into this Agreement.

E. The board of directors of the Company (the “Board of Directors”), acting upon the unanimous recommendation of a special committee of independent directors of the Board of Directors, has (i) determined that it is in the best interest of the Company and its shareholders, and declared it advisable, to enter into this Agreement, and (ii) approved the execution, delivery and performance by the Company of this Agreement and consummation of the transactions contemplated hereby.

NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF SHARES.

(a) Sale of Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and allot to the Buyer, and the Buyer agrees to subscribe from the Company, on the Closing Date (as defined below), the Shares (the “Closing”).

(b) Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Eastern Standard Time, within five (5) days after the later of the (i) receipt of payment for the Shares by the Company and (ii) the satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below, or any such other time and date as is mutually agreed to by the Company and the Buyer, at the offices of the Company at Dehaier Medical Systems Limited, Room 501, 83 Fuxing Road, Haidian District, Beijing 100856, People’s Republic of China. In the event the Closing Date has not occurred on or before June 30, 2016, this Agreement will terminate automatically and be of no further effect unless otherwise extended by agreement of the parties.

(c) Purchase Price. The purchase price for the Shares to be purchased by each such Buyer at the Closing shall be approximately equal to US$1.80 per Share, with the aggregate purchase price equal to US$20,000,000 (the “Purchase Price”).

(d) Form of Payment. On or prior to the Closing Date, the Buyer shall make payment in full for the Purchase Price of the Shares to be issued and allotted to the Buyer at Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, which written instructions shall be delivered by the Company to the Buyer no later than three (3) days prior to the anticipated Closing Date.

(e) Closing Deliverables. On the Closing Date, the Company shall deliver, or cause to be delivered, to the Buyer the following closing deliverables:

(i) a share certificate in customary form in respect of the 11,111,111 duly authorized and validly issued Shares to be issued and allotted to the Buyer at the Closing; and

(ii) a copy of the register of members of the Company, as certified by the registered agent of the Company and updated to reflect the subscription by the Buyer of the Shares as provided herein.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to the Company, as of the date hereof and as of the Closing, that:

(a) No Sale or Distribution. The Buyer is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

(b) Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. The Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Shares.

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(d) Information. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been reasonably requested by the Buyer. The Buyer has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. The Buyer understands that its investment in the Shares involves a high degree of risk and is able to afford a complete loss of such investment. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(e) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(f) Transfer or Resale. The Buyer understands that (i) the Shares have not been and are not being registered under the 1933 Act, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; and (ii) neither the Company nor any other person is under any obligation to register the Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends. The Buyer understands that the stock certificates for the Shares, unless and until registered, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘SECURITIES ACT’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

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The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Shares are registered for resale under the 1933 Act or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with a legal opinion reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the 1933 Act.

(h) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have material impact upon the ability of the Buyer to perform its obligations hereunder.

(j) Residency. The Buyer is an entity formed under the laws of and operating in the People’s Republic of China (“China”). The offer and sale of the Shares has been made in an offshore transaction and did not involve any directed selling efforts in the United States. The term “offshore transaction” shall have the meaning assigned to it by Regulation S.

(k) Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that the Buyer was first contacted by the Company or any other person regarding the investment in the Company set forth herein, neither the Buyer nor any Affiliate (as defined in Rule 12b-2 of the SEC Rules promulgated under the 1934 Act) of the Buyer which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Buyer’s investments or trading or information concerning the Buyer’s investments and (z) is subject to the Buyer’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Buyer or Trading Affiliate, (i) effected or agreed to effect any purchase or sale of the Shares, (ii) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase or sell any securities of the Company.

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(l) No Consideration. The Buyer has not paid any consideration, directly or indirectly, to any officer, director or employee of the Company or any Subsidiary (as defined in Section 3(a) hereof).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyer, as of the date hereof and as of the Closing, that:

(a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement includes any joint venture or any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity, contractual or other interest) are entities duly organized and validly existing and, to the extent legally applicable, in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of such party or Subsidiaries to perform its obligations under this Agreement.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue and allot the Shares to the Buyer in accordance with the terms hereof. The execution and delivery of the Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the reservation for issuance and the issuance of the Shares, have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders other than notification of the NASDAQ Capital Market (the “Principal Market”), which consent to the transactions contemplated hereby has been received by the Company as of the date hereof. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) subject to government acceptance of the filing in the British Virgin Islands of an amendment to the Company’s Memorandum of Association to permit the issuance of up to 50,000,000 Common Shares, result in a violation of the Company’s Memorandum or Articles of Association (the “Organizational Documents”) or any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any similar governing documents of its Subsidiaries, (ii) unless such conflict or default could not reasonably be expected to result in a Material Adverse Effect, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and applicable laws of China) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(d) Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof, except for the following consents, authorizations, orders, filings and registrations (none of which is required to be filed or obtained before the Closing): (i) the filing of such forms with the Principal Market as may be required regarding the issuance of the Shares to the Buyer, which shall be done pursuant to the rules of the Principal Market; (ii) the filing in the British Virgin Islands of an amendment to its Memorandum of Association to increase the authorized shares of the Company to 50,000,000, which amendment has been approved by the Company’s Board of Directors and submitted to the British Virgin Islands; and (iii) the filing with the SEC of Form D. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining any of the application or filings pursuant to the preceding sentence.

(e) Acknowledgment Regarding Buyer’s Purchase of Shares. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and that, immediately prior to issuance, and that the Buyer is not, and none of the Buyer's affiliates, directors, officers, employees or representatives is (i) an officer or director of the Company, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the ordinary shares of the Company (as defined in Rule 13d-3 of the SEC Rules promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”)).

(f) No General Solicitation. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

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(g) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the 1933 Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates or any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Shares under the 1933 Act or cause the offering of the Shares to be integrated with other offerings.

(h) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 18,307,038 Common Shares; provided, however, that the Board of Directors of the Company has approved the amendment of the Company’s Memorandum of Association to permit the issuance of up to 50,000,000 Common Shares. As of the date hereof, 6,201,475 Common Shares are issued and outstanding, 1,295,867 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans, 293,880 shares are reserved for issuance pursuant to the Company’s outstanding warrants, issued pursuant to that certain Securities Purchase Agreement, dated as of February 21, 2014, by and among the Company and the buyers parties thereto (the “Warrant Purchase Agreement”) (such warrants, the “Old Warrants”) and no other shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, Shares; provided, however, that each Warrant Purchase Agreement requires that, so long as the Warrant remains outstanding, the Company to reserve for issuance 125% of the maximum number of Common Shares issuable under each of the Old Warrants. Moreover, each of the holders of the Old Warrants and the Company have executed Warrant Repurchase Agreements (fully executed copies of which have been provided to Buyer), each of which provides that upon receipt of payment from the Company, such Warrant will be immediately cancelled. All of such outstanding shares have been, or upon issuance will be, duly authorized, validly issued and are fully paid and nonassessable, and issued in compliance with federal and state securities laws and free and clear of all liens, claims and encumbrances. The Company has furnished to the Buyer true, correct and complete copies of the Company’s Organizational Documents and the equivalent organizational documents of each of the Company’s Subsidiaries, each as amended and as in effect on the date hereof, and the terms of all securities convertible into, or exercisable or exchangeable for, Shares and the material rights of the holders thereof in respect thereto. None of the Company or any of its Subsidiaries is in violation or breach of any of its organizational documents. The Shares when issued and allotted to the Buyer in accordance with the terms of this Agreement will be duly and validly issued, and issued in compliance with federal and state securities laws and free of all liens, claims and encumbrances.

(i) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company, (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

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(j) No Consideration. The Company is not aware of any consideration being paid by any Buyer, directly or indirectly, to any officer, director or employee of the Company or any Subsidiary.

(k) Subsidiaries. The Company does not own, or have any interest in any shares or have an ownership interest in any entity other than as disclosed in its Public Filings. The share capital of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, and is issued in compliance with any applicable securities laws and free and clear of all liens, claims and encumbrances.

(l) Financial Statements. The Company has timely filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC pursuant to the 1933 Act or the 1934 Act (all of the foregoing documents, together with all exhibits included therein and financial statements, notes, and schedules thereto and documents incorporated by reference therein, the “Public Filings”). Except to the extent subsequently amended, the Public Filings, as of the date they were filed or furnished, complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the Public Filings at such time contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or resolved comments received from the SEC or its staff. The financial statements of the Company included in the Public Filings (the “Financial Statements”) have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved. The Financial Statements are based on the books and records of the Company, and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The Company maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

(m) Undisclosed Liabilities. The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the financial statements filed in the Company’s annual report filed on Form 20-F with the SEC on April 30, 2015, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the date of the aforementioned financial statements.

(n) No Bankruptcy or Insolvency. Company has not: (a) filed any voluntary or had involuntarily filed against it in any court or with any governmental body, a petition in bankruptcy or insolvency or seeking to effect any plan or other arrangement with creditors, or seeking the appointment of a receiver; (b) had a receiver, conservator or liquidating agent or similar person appointed for all or a substantial portion of its assets, suffered the attachment or other judicial seizure of all, or substantially all of its assets; (c) given notice to any person or governmental body of insolvency; or (d) made an assignment for the benefit of its creditors or taken any other similar action for the protection or benefit of its creditors. Company is solvent and will not be rendered insolvent by the performance of its obligations under this Agreement.

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(o) Taxes. Each of the Company and its Subsidiaries has timely filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof, and all such returns are true, complete and accurate. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or any of its Subsidiaries. The provisions for taxes payable, if any, shown on the financial statements filed with or in the Public Filings are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The Company and each of its Subsidiaries (i) have made available to Buyer true, correct and complete copies of all agreements or documents relating to tax holidays or tax incentives, as in effect as of the date hereof, and (ii) are in compliance with all requirements for any applicable tax holidays or tax incentives. Except as disclosed in writing to the Buyer, (i) no issues have been raised by any taxing authority and there is not currently pending any audit, examination, investigation or other proceeding in connection with any taxes of the Company or its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries has received written notice in a jurisdiction where it does not file returns that it is or may be subject to taxation by that jurisdiction, (iii) no waivers of statutes of limitations with respect to any returns or collection of taxes and no extensions of time with respect to any tax assessments or deficiencies have been given by or requested from the Company or its Subsidiaries, (iv) there are no liens for taxes upon the assets of the Company or any of its Subsidiaries (other than liens for taxes not yet due and payable or for taxes that are being contested in good faith and for which adequate reserves have been established), (v) neither the Company nor any of its Subsidiaries is a party to any tax allocation, sharing or indemnity agreement (other than any tax indemnification provisions in commercial agreements or agreements that are not primarily related to taxes and any agreements between or among any of the Company and its Subsidiaries) and (vi) the Company and each of its Subsidiaries are in compliance with all applicable laws relating to transfer pricing, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company and its Subsidiaries. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind, whether computed on a separate, consolidated, unitary, combined or any other basis, and any interest, penalties, fines, or additional amounts attributable to, imposed upon or with respect to any of the foregoing. The term “returns” means all returns (including information returns), declarations, reports, statements, and other documents required to be filed in respect to taxes, including any amendments thereof or attachments or supplements thereto.

(p) Absence of Certain Changes, Events and Conditions. Since the date of the financial statements filed in the Company’s annual report filed on Form 20-F with the SEC on April 30, 2015, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any:

(i) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 3(i));

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(ii) amendment of the articles or memorandum of association of the Company;

(iii) split, combination or reclassification of any shares of its capital stock;

(iv) issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock other than as disclosed to the Buyer;

(v) declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(vi) material change in any method of accounting or accounting practice of the Company, except as required by U.S. GAAP or as disclosed in the notes to the Financial Statements;

(vii) incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and liabilities incurred in the ordinary course of business consistent with past practice;

(viii) capital investment in, or any loan to, any other person;

(ix) imposition of any encumbrance upon any of the Company properties, capital stock or assets, tangible or intangible;

(x) loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers and employees;

(xi) entry into an IP Contract; or

(xii) contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

(q) Material Contracts. The Company’s Public Filings fully disclose the Company’s entry into or termination of any material definitive agreements to which the Company is a party (each, a “Material Contract”). The term “Material Contract” shall mean an agreement that provides for obligations that are material to and enforceable against the Company, or rights that are material to the Company and enforceable by the Company against one or more other parties to the agreement, in each case whether or not subject to conditions. Each Material Contract is valid and binding on the Company and the counterparties to such Material Contract, in each case in accordance with its terms, and is in full force and effect. None of the Company or, to the Company’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

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(r) Property. The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated. The Company and the Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, claims and encumbrances, except such as disclosed in the Company’s Public Filings or such as do not (individually or in the aggregate) materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or any of the Subsidiaries. Any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received any written notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(s) Intellectual Property.

(i) The Company and each of its Subsidiaries own or have the valid right to use, free and clear of all encumbrances, all of the following to the extent owned, used, held for use in, or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted and as contemplated to be conducted: (1) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, (2) national and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in China, the United States of America and all other nations throughout the world, including all improvements to the inventions disclosed in each such registration, patent or patent application ((1) and (2) together, “Patents”), (3) trademarks, service marks, trade dress, logos, domain names, trade names and corporate names and other similar designations of source or origin, (whether or not registered) in China, the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations and applications for registration of the foregoing and all goodwill associated therewith, (4) copyrights (whether or not registered) and registrations and applications for registration thereof in China, the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression, (5) computer software (including source code, object code, firmware, operating systems and specifications), (6) trade secrets and, whether or not confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists) and know-how (including manufacturing and production processes and techniques and research and development information), (7) industrial designs (whether or not registered), (8) databases and data collections, (9) copies and tangible embodiments of any of the foregoing, in whatever form or medium, (10) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (11) all rights in all of the foregoing provided by treaties, conventions and common law and (12) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or misappropriation of any of the foregoing (collectively, “Intellectual Property”). Either the Company or one of its Subsidiaries is the sole and exclusive beneficial and, with respect to applications and registrations, record owner of any Intellectual Property purported to be owned by the Company or one of its Subsidiaries and material to the conduct of the business of the Company and its Subsidiaries, all such Intellectual Property is subsisting, valid, and enforceable, and all such Intellectual Property is sufficient for the conduct of the business as currently conducted and as contemplated to be conducted.

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(ii) Other than as disclosed in the Company’s Public Filings, neither the Company nor any of its Subsidiaries is party to any contract pursuant to which the Company or any of its Subsidiaries (1) is granted or obtains or agrees to obtain any right to use any Intellectual Property that is material to the business of the Company and its Subsidiaries (other than standard form contracts granting rights to use readily available shrink wrap or click wrap software, (2) is restricted in its right to use or register any Intellectual Property that is material to the business of the Company and its Subsidiaries, or (3) permits or agree to permit any other person to use, enforce, or register any Intellectual Property that is material to the business of the Company and its Subsidiaries including any license agreements, coexistence agreements, and covenants not to sue (each of the foregoing, an “IP Contract”). There are no orders, writs, injunctions, or decrees to which the Company or any of its Subsidiaries is subject with respect to any Intellectual Property that is material to the business of the Company and its Subsidiaries.

(iii) Other than as disclosed in the Company’s Public Filings, to the knowledge of the Company the conduct of the business of the Company and its Subsidiaries (including the products and services of the Company and its Subsidiaries) as currently conducted, and the conduct of such business as conducted in the past three (3) years (or longer time period to the extent there is any current liability therefore), does not infringe, misappropriate, or otherwise violate, and has not infringed, misappropriated, or otherwise violated, any person’s Intellectual Property rights. There has been no such claim asserted or threatened (including in the form of demands or offers or invitations to obtain a license) in the past three (3) years (or longer time period to the extent there is any current liability therefore) against the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other person. To the knowledge of the Company, there are no facts, circumstances, or conditions that could reasonably be expected to form the basis for a claim of infringement, misappropriation, or other violation of Intellectual Property rights against the Company or any of its Subsidiaries.

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(iv) Other than as disclosed in the Company’s Public Filings and to the knowledge of the Company, no person is materially infringing, misappropriating, or otherwise violating any Intellectual Property owned, used, or held for use by the Company or any of its Subsidiaries in the conduct of the business of the Company and its Subsidiaries, and no such claims have been asserted or threatened against any person by the Company.

(v) Other than as disclosed in the Company’s Public Filings, there has been no claim asserted or threatened challenging the scope, validity, or enforceability of any applications or registrations for material Patents owned by the Company or any of its Subsidiaries, and, to the knowledge of the Company, there are no facts, circumstances, or conditions that could reasonably be expected to form the basis for such a claim. The Company has not granted any person any right to control the prosecution or registration of any Intellectual Property owned by the Company or any of its Subsidiaries or to commence, defend, or otherwise control any claim with respect to such Intellectual Property.

(vi) The Company takes reasonable measures to protect the confidentiality of material trade secrets, including requiring all persons having access thereto to execute written non-disclosure agreements. To the knowledge of the Company, there has not been any disclosure of any material trade secret of the Company (including any such information of any other person disclosed in confidence to the Company) to any person in a manner that has resulted or is likely to result in the loss of trade secret or other rights in and to such information. Each current and former employee and officer of the Company and its Subsidiaries has executed a proprietary information and inventions agreement, and no current or former employee or officer of the Company or its Subsidiaries has excluded works or inventions from his or her assignment of inventions pursuant to such employee’s or officer’s proprietary information and inventions agreement.

(vii) To the knowledge of the Company as of the date hereof, the Company is in compliance with applicable law, as well as its own policies, relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company, and as of the date hereof no claims are pending or threatened in writing against the Company alleging a violation of any person’s privacy or personal information.

(t) Legal Proceedings; Governmental Orders. There are no actions pending or, to the Company’s knowledge, threatened (a) against or by the Company or any of its Subsidiaries affecting any of their respective properties or assets; or (b) against or by the Company or any of its Subsidiaries that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such action. There are no outstanding governmental orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets.

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(u) Compliance With Laws; Permits. The Company and each of its Subsidiaries has complied, and is now complying, with all laws applicable to it or its business, properties or assets. All permits required for the Company or its Subsidiaries to conduct their businesses have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any permit described herein.

(v) Labor; Employee Benefit Matters. The Company has disclosed in its Public Filings all pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or any spouse or dependent of such individual, or under which the Company has or may have any liability, contingent or otherwise (each, a “Benefit Plan”). None of the Company or any of its Subsidiaries is a party to any collective bargaining, trade union or works council agreement or other labor union contract applicable to persons employed by them, and there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit relating to any employee. During the three (3) year period immediately prior to the date of this Agreement, there has been no organized strike, slowdown, work stoppage or lockout, or similar activity, material labor disputes, material labor arbitrations, or material labor grievances or threat thereof, by or with respect to any employee of the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries is in material violation of any law pertaining to employment and employment practices, including all laws respecting terms and conditions of employment, wages, hours, overtime payment, employment discrimination, worker classification (including the proper classification of workers as independent contractors, consultants, dispatch labor, outsourced workers, and classification under alternative working hours systems), immigration, work authorization, occupational health and safety, workers’ compensation, the payment of social security and other employment taxes, disability rights or benefits, plant closures and layoffs, labor relations, employee leave issues and unemployment insurance. Each of the Company and its Subsidiaries has, in a timely manner, (i) withheld and paid to the appropriate governmental authority all amounts required by applicable laws to be withheld from any employee, including the withholding and payment of all individual income taxes and contributions to social security and housing fund accounts payable by such employee (if any); (ii) paid in full to the appropriate governmental authority all amounts required by applicable laws to be paid, including the payment of all contributions to social security and housing fund accounts payable by any of the Company or its Subsidiaries; and (iii) paid in full to each employee all amounts payable by virtue of applicable employment laws and terms of employment applicable to such employee, including all wages, overtime payments, bonuses, benefits, severance payments and all compensation due to such employee. To the Company’s knowledge, no employee or contractor of any of the Company or its Subsidiaries is in any material respect in violation of any term of any employment agreement, consulting agreement, restrictive covenant, common law nondisclosure obligation, fiduciary duty, or other obligation to any such entity. To the Company’s knowledge, no current employee or contractor of any of the Company or its Subsidiaries intends to terminate his or her employment or engagement. No current employee or contractor of any of the Company or its Subsidiaries is entitled to any payment (including without limitation any severance payment, change of control payment or other bonus payment) tied to the announcement or consummation of the transactions contemplated by this Agreement.

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(w) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

(x) Foreign Corrupt Practices Act. Neither the Company nor any of the directors, employees or officers of the Company or any person acting on behalf of the Company has, directly or indirectly, violated or will violate any applicable laws, regulations, and administrative requirements, including without limitation any anti-corruption, anti-money laundering or anti-terrorism law, or has given, offered or promised to give, or will give, offer or promise to give, directly or indirectly, money or anything of value (other than lawful price concessions to customers in the ordinary course of business) to any Government Official or to any other person or entity (including without limitation agents or family members of a Government Official) for payment to or for the benefit of any Government Official, or to any other person or entity, in a corrupt or improper effort to obtain or retain business or any commercial advantage, including without limitation money or anything of value that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures and other compliance functions are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(i) The term Government Official means any person engaged in public duty in a government agency, including without limitation (i) any elected or appointed official or employee of a government, at any level, including national or local government entities, members of legislative, administrative, and judicial bodies, and employees of government agencies; (ii) any officer or employee of government-owned or government-controlled entities, including state-owned entities that operate in the commercial sector, such as an employee at a state-owned company; (iii) any officer or employee of a public international organization, including without limitation the United Nations, the World Bank or the International Monetary Fund; (iv) any person acting in an official capacity for a government, government agency, or state-owned enterprise; and (v) any political party, official of a political party, and any candidate for political office.

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(ii) The Company warrants and represents that none of its employees, officers, directors or indirect owners are Government Officials or immediate family members of a Government Official. In the event that during the term of this Agreement there is a change in the information contained in this paragraph, the Company agrees to make immediate disclosure to an executive officer of the Buyer, in which case the Buyer may immediately terminate this Agreement.

(y) Compliance with Sanctions Programs. The Company hereby represents and warrants that it has at all times complied, will continue to comply, and will procure that anyone acting on its behalf at all times complies, with all applicable economic sanctions programs administered by government authorities, including without limitation those administered by the United States Department of Treasury Office of Foreign Assets Control, and that neither the Company or anyone acting on its behalf has engaged or will engage, in direct or indirect sales or provision or procurement of any products, services or funding, or in any other business activity, with any person, entity or governmental authority subject to such economic sanctions programs.

(z) Related Party Transactions. Except as disclosed in the Company’s Public Filings, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Public Filings that have not been described as required.

(aa) Securities Sold Pursuant to this Agreement. The Shares have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.

(bb) Internal Controls. The Company has at all times maintained and agrees to maintain books and records that accurately reflect its assets and transactions in reasonable detail, and a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

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(cc) Conduct of Business. Except as described in Public Filings, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in Public Filings, except where any failures to possess the same, singularly or in the aggregate, would have a Material Adverse Effect. The disclosures in Public Filings concerning the effects of federal, state, local and foreign regulation on the Company’s business purpose as currently contemplated are correct in all material respects.

(dd) Variable Interest Entity. The Company and its relevant Subsidiaries (where applicable) have terminated, on or prior to the Closing Date, all contracts and other arrangements with Beijing Dehaier Technology Co., Ltd. (the “Former VIE Entity”), a company formed under the laws of China that previously served as the Company’s variable interest entity through a series of contractual arrangements, and there is no Liability owed by the Company or any of its Subsidiaries to the Former VIE Entity. The Company owns all outstanding equity interests in Beijing Dehaier Medical Technology Co., Ltd., free and clear of all liens, claims and encumbrances, which in turn owns, directly or indirectly, all equity interests in all other Subsidiaries of the Company free and clear of liens, claims and encumbrances.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b) Form D. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D. The Company shall also take such action as the Company and the Buyer shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities laws of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities laws of the United States following the Closing Date.

(c) Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Company shall (x) conduct its business in the ordinary course of business consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact its current organization, business and franchise and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company and shall not, in addition to any other action that does not fall within the Company’s ordinary course of business consistent with past practice, undertake any of the actions enumerated under Section 3(p). Without limiting the foregoing, the Company shall not (i) except as necessary within the Company’s ordinary course of business consistent with past practice, grant or acquire, agree to grant to or acquire from any person, or dispose of or permit to lapse any rights to any material Intellectual Property, or disclose or agree to disclose to any person, any material trade secret, (ii) compromise, settle or agree to settle, or consent to judgment in, any one or more actions or institute any action concerning any material Intellectual Property, or (iii) cause any current employee or contractor of any of the Company or its Subsidiaries to be entitled to any payment (including without limitation any severance payment, change of control payment or other bonus payment) tied to the announcement or consummation of the transactions contemplated by this Agreement.

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(d) Access to Information. From the date hereof until the Closing, the Company shall (a) afford Buyer and its representatives full and free access to and the right to inspect all of the corporate books and records and other documents and data related to the Company; (b) furnish Buyer and its representatives with such financial, operating and other data and information related to the Company as Buyer or any of its representatives may reasonably request; and (c) cooperate with Buyer and its representatives in their investigation of the Company. Any investigation pursuant to this Section 4(d) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company.

(e) No Solicitation of Other Bids. The Company shall not directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an investment in the Company; (ii) enter into discussions or negotiations with, or provide any information to, any person concerning a possible investment in the Company; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an investment in the Company. Company shall immediately cease and terminate all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could lead to, an investment in the Company.

(f) Notice of Certain Events. From the date hereof until the Closing, each party shall promptly notify the other party in writing of:

(i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially delay the consummation of the transactions contemplated by this Agreement, or (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by such party hereunder not being true and correct;

(ii) any notice or other communication from any governmental authority in connection with the transactions contemplated by this Agreement; and

(iii) any actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting the Company or Buyer that, if pending, would have been required to have been disclosed under applicable laws or that relates to the consummation of the transactions contemplated by this Agreement.

(g) Public Announcements. Unless otherwise required by applicable law or NASDAQ stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall use commercially reasonable efforts to cooperate as to the timing and contents of any such announcement.

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(h) Continuity of Company’s Business and Management. The parties intend that, following completion of the sale of Shares to the Buyer, the Company will continue to operate as currently operated. To this end, the parties agree that the employment of the Company’s Chief Executive Officer, Mr. Ping Chen, shall be extended for a period of five (5) years from the Closing Date, subject to the terms of a customary employment agreement (the “CEO Employment Agreement”), which the parties will cooperate to negotiate in good faith and execute with Mr. Ping Chen. The CEO Employment Agreement will provide, among other things, that it is terminable by the Company only for cause during the term of agreement. The parties further agree that the primary business of the Company will continue for a period of at least five (5) years following Closing unless the conduct of such business shall become illegal or shall be determined by the Board of Directors to be not in the best interest of the shareholders.

(i) Dilutive Issuances. From the date of the Agreement through the Closing Date, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any convertible securities, any debt, preferred shares or any purchase rights), or accelerate the vesting thereof (except to the extent required under the terms of the award agreement applicable thereto). If the Company or any of its Subsidiaries shall have issued, offered, sold, or granted any of the foregoing, the number of Shares to be received by the Buyer at the Closing shall be equitably adjusted such that as of the Closing the Buyer shall own the same percentage of all outstanding equity interests in the Company and its Subsidiaries as if such dilutive issuance has never occurred. Notwithstanding the foregoing, this Section 4(i) shall not prohibit the issuance of shares upon exercise of outstanding options under such plans in the ordinary course of business consistent with past practice, which issuance may comprise solely of option shares pertaining to no greater than 1,295,867 Common Shares in the aggregate; provided, however, that the Company shall not accelerate the vesting of any Company stock option or Company restricted stock except to the extent required under the terms of the award agreement applicable thereto.

(j) Issuance of New Warrants to the Buyer. In consideration of the payment by the Buyer of the Purchase Price, the Buyer and its designees are entitled to acquire from the Company 1,000,000 Common Shares at a purchase price of US$2.20 per share (such right to acquire such shares, the “New Warrants”). The New Warrants will be exercisable by the Buyer or its designees in whole or in part. The New Warrants will be exercisable at any time after the Closing. The Company acknowledges and agrees that the shares issuable upon the exercise of the Warrant shall be in certificated form and bear appropriate legends as prescribed in Section 2(g) hereof.

5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and allot the Shares to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

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(i) Such Buyer shall have delivered to the Company (a) the Agreement, executed by such individuals as are authorized to act on behalf of the Buyer; and (b) such closing certificates as may be reasonably required by the Company in connection with the Closing.

(ii) Such Buyer shall have delivered to the Company the Purchase Price for the Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

6. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE. The obligation of the Buyer hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(ii) The Shares (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market.

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 (iii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Shares.

(iv) The Company shall have delivered the following to the Buyer: (a) closing deliverables set forth in Section 1(e); (b) the Agreement, executed by such individuals as are authorized to act on behalf of the Company; and (c) such certificates and other instruments as may be reasonably required by the Buyer in connection with the Closing.

(v) No event has occurred with regard to the Company or its Subsidiaries that would have or be reasonably expected to have a Material Adverse Effect on the business of the Company or such Subsidiaries.

(vi) The Old Warrants shall have been repurchased by the Company pursuant to the Warrant Repurchase Agreements.

(vii) The Company shall have furnished to the Buyer a legal opinion rendered by a British Virgin Islands counsel in a form reasonably satisfactory to the Buyer.

7. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the laws of the State of Delaware (as to this Agreement) and the British Virgin Islands (as to governance matters related to the Company), without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware, the British Virgin Islands or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware as to this Agreement, or the British Virgin Islands as to any governance matters related to the Company. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Richmond, Virginia for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

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(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contain the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Dehaier Medical Systems Limited
Room 501, 83 Fuxing Road
Haidian District, Beijing 100856
People’s Republic of China
Attention: Ping Chen, Chief Executive Officer

Copy (for informational purposes only) to:

Kaufman & Canoles, P.C.
Two James Center, 14th Floor
1021 East Cary Street
Richmond, Virginia 23219
Telephone: (804) 771-5700
Facsimile: (804) 771-5777
Attention: Anthony W. Basch, Esq.

If to the Buyer, to such address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to the Company five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

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Any document shall be deemed to have been duly served if marked for the attention of the agent for service of process at its address (as set forth in this Section 7(f)) or such other address in the United States as may be notified to the party wishing to serve the document and delivered in accordance with the notice provisions set forth in this Section 7(f).

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival. The representations and warranties of the Buyer and the Company contained in Sections 2 and 3 shall survive for two (2) years following the Closing and the agreements and covenants set forth in Sections 4 shall survive until the Closing (unless the provision specifically contemplates performance subsequent to the Closing). Notwithstanding the foregoing, (a) the representations and warranties set forth in Sections 3(o) and 3(x) shall survive until the expiration of the relevant statutes of limitation; (b) the representations and warranties set forth in Sections 2(h), 3(a), 3(b), 3(h) and 3(z) shall survive indefinitely; and (c) the covenants of the Buyer and Company set forth in Section 4(h) shall survive for five (5) years following Closing. For the avoidance of doubt and without limiting the right of any Party hereunder, damages suffered by Buyer as a result of a breach of the representations or warranties in Section 3 that the Company shall indemnify and hold harmless shall include diminution of value in the Buyer’s equity interests in the Company and any consequential or incidental damages suffered by the Buyer that is reasonably foreseeable. Notwithstanding anything in this Agreement to the contrary, for the sole purpose of determining the amount of any liability hereunder, the representations and warranties contained in Article 3 shall be deemed to have been made without being qualified by “materiality” or “Material Adverse Effect” or similar qualifications, and for the sole purpose of determining whether any misrepresentation or breach of representations or warranties have occurred, any qualification contained in such representation or warranty relating to “materiality” or “Material Adverse Effect” shall be construed to mean an amount in excess of US$10,000. Without limiting the foregoing, if the Company’s actions or the actions of anyone acting on the Company’s behalf prior to Closing result in the assessment of fines, penalties, or disgorgement of profits against the Buyer or its Affiliates or representatives for violation of applicable laws, the Company hereby agrees to indemnify the Buyer and its Affiliates and representatives for same, as well as any costs or fees incurred in investigating, remediating, responding to government inquiries or investigations, or defending against legal claims relating to such actions.

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(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Share Purchase Agreement Signature Pages Follow]

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[Share Purchase Agreement Signature Page - Company]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Share Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

Dehaier Medical Systems Limited

By:	/s/ Ping Chen
Name:	Ping Chen
Its:	Chief Executive Officer

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[Share Purchase Agreement Signature Page – Buyer]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Share Purchase Agreement to be duly executed as of the date first written above.

BUYER:

Hangzhou Liaison Interactive Technology Co., Ltd

By:	/s/ Zhitao He
Name:	Zhitao He
Its:	Chief Executive Officer

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